Exhibit 99.2

SUPERIOR COURT OF WASHINGTON

KING COUNTY

In re ISILON SYSTEMS, INC.	Case No. 08-2-09536-3 SEA
DERIVATIVE LITIGATION

STIPULATION OF SETTLEMENT

This document relates to:

All Actions.

This Stipulation of Settlement, dated August 10, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined in ¶1.18 infra), each by and through their respective counsel: Plaintiffs James Fein and Irvin Himmelberg (on behalf of themselves and derivatively on behalf of nominal defendant Isilon Systems Inc. (“Isilon” or the “Company”)) (collectively the “Plaintiffs”), Isilon, and defendants Barry J. Fidelman, Elliott H. Jurgensen, Jr., Gregory L. McAdoo, Matthew S. McIlwain, Sujal M. Patel, James G. Richardson, William D. Ruckelshaus, Stuart W. Fuhlendorf, and Steve Goldman (collectively, the “Individual Defendants”). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in ¶1.14 infra), upon and subject to the terms and conditions hereof.

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 1 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

1.	INTRODUCTION

On March 17, 2008 and March 21, 2008, Plaintiff Fein and Plaintiff Himmelberg, respectively, brought shareholder derivative actions on behalf of Isilon against Isilon as nominal defendant and the Individual Defendants, alleging that the Individual Defendants breached their fiduciary duties to the Company and to its shareholders by knowingly making false and misleading statements and failing to disclose material facts about Isilon and its business. Specifically, Plaintiffs alleged that the Individual Defendants improperly recognized revenues at Isilon, resulting in a multi-million dollar restatement of the Company’s prior financial statements.

On May 16, 2008, these actions were consolidated under the caption In re Isilon Systems Inc. Derivative Litigation, Case No. CV 08-2-09536-SEA. Schiffrin Barroway Topaz & Kessler, LLP1 was appointed Plaintiffs’ Lead Counsel and the Law Offices of Clifford A. Cantor, PC was appointed Liaison Counsel for Plaintiffs. On May 30, 2008, Plaintiffs filed their Consolidated Verified Shareholder Derivative Complaint.

In order to avoid inefficiencies and duplicative efforts and to better preserve the resources of the Court and the parties, on August 26, 2008, the parties stipulated and the Court entered an order staying the Action pending adjudication by the United States District Court for the Western District of Washington (the “Federal Court”) of the motion to dismiss in a related securities class action, captioned Fouad v. Isilon Systems, Inc., Master File No. 07-cv-1764 (MJP) (the “Securities Class Action”).

[1]	The firm subsequently changed its name and is now known as Barroway Topaz Kessler Meltzer & Check, LLP.

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On December 29, 2008, the Federal Court issued an opinion on the motions to dismiss the Securities Class Action, granting in part and denying in part the motion to dismiss the Securities Class Action.

On February 3, 2009, Plaintiffs filed their Amended Consolidated Complaint. On June 17, 2009, certain parties’ counsel met in person to discuss a possible resolution to the Action.

On July 7, 2009, Plaintiffs’ Counsel sent a settlement demand letter to Isilon’s counsel, requesting that Isilon adopt and/or implement certain corporate governance enhancements. Specifically, Plaintiffs requested that the Company implement new or enhanced processes for its revenue recognition policies and control and disclosure practices and also adopt corporate governance changes designed to strengthen the Company’s internal controls and Board independence. Following Isilon’s receipt of the settlement demand letter, the parties continued discussing a potential settlement. The parties engaged in good faith, arm’s-length negotiations concerning the possible terms of a resolution to the Action. As a result of these discussions, the parties agreed to settle the Action on the terms and conditions set forth in this Stipulation.

2.	PLAINTIFFS’ RESEARCH AND INVESTIGATION

Plaintiffs, through Plaintiffs’ Counsel (as defined in ¶1.11), conducted an extensive investigation during the development and prosecution of the Action. This investigation has included, inter alia, (i) inspecting, reviewing and analyzing the Company’s financial filings and other publicly-available documents, as well as non-public documents produced to Plaintiffs’ Counsel; (ii) researching corporate governance issues; (iii) participating in extensive discussions with Isilon’s counsel; and (iv) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

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3.	CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs believe that the claims they have asserted in the Action on behalf of Isilon have merit. However, Plaintiffs’ Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through appeals. Plaintiffs’ Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel is also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or which may be asserted. Based on this evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in the Stipulation confers substantial benefits upon Isilon and its shareholders and is in the best interests of Isilon and its shareholders.

4.	DENIAL OF WRONGDOING AND LIABILITY

Isilon and the Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Isilon and the Individual Defendants have denied expressly and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Isilon and the Individual Defendants also have denied and continue to deny, inter alia, the allegations that the Plaintiffs, Isilon or its shareholders have suffered damage, or that the Plaintiffs, Isilon or its shareholders were harmed by the conduct alleged in the Action. The Individual Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Isilon and its shareholders.

Isilon and the Individual Defendants have, nevertheless, also taken into account the burden and expense of further litigation, especially in complex cases such as this one. Isilon and

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the Individual Defendants have, therefore, determined that it is desirable that the Action, and all of the parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Isilon and the Individual Defendants are also entering into the Stipulation because they believe that the corporate governance enhancements set forth in the Stipulation confer substantial benefits upon Isilon and its shareholders and is in the best interests of Isilon and its shareholders.

5.	TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the parties, through their undersigned counsel, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that all Released Claims shall be and hereby are compromised, settled, discontinued and dismissed with prejudice and without costs (except as defined herein) as to all Released Parties upon the terms, conditions and definitions herein.

1.	Definitions

As used in this Stipulation, the following terms shall have the meanings specified below:

1.1 “Action” means the derivative action captioned In re Isilon Systems, Inc. Derivative Litigation, Case No. 08-2-09536-SEA, pending in the Washington State Superior Court, King County.

1.2 “Board” means Isilon’s Board of Directors.

1.3 “Court” means Washington State Superior Court, King County.

1.4 “Effective Date” means the first date by which all of the events and conditions specified in ¶5.1 of the Stipulation have been met and have occurred.

1.5 “Final” means the time when the Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of

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disposition on appellate review and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal or request for other or additional review has been filed and the courts of appeal has/have either affirmed the Judgment or dismissed that appeal or review and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal, and no further review by any court is available.

1.6 “Individual Defendants” means Barry J. Fidelman, Elliott H. Jurgensen, Jr., Gregory L. McAdoo, Matthew S. McIlwain, Sujal M. Patel, James G. Richardson, William D. Ruckelshaus, Stuart W. Fuhlendorf (“Fuhlendorf”), and Steve Goldman (“Goldman”).

1.7 “Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

1.8 “Notice” means the Notice of Proposed Settlement of the Action and of the Settlement Hearing, substantially in the form attached hereto as Exhibit B.

1.9 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and its respective spouses, heirs, predecessors, successors, representatives, or assignees.

1.10 “Plaintiffs” means James Fein and Irvin Himmelberg.

1.11 “Plaintiffs’ Counsel” means Barroway Topaz Kessler Meltzer & Check, LLP and Law Offices of Clifford A. Cantor, P.C.

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1.12 “Preliminary Approval Order” means the Preliminary Approval Order substantially in the form of Exhibit A hereto, requesting preliminary approval of the Settlement set forth in this Stipulation of Settlement.

1.13 “Related Persons” means each of the Individual Defendants’ present or former spouses, heirs, executors, estates, or administrators, any entity in which a defendant and/or member(s) of his or her family has an interest, each of the Individual Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action, and all of Isilon’s past and present directors, officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, and related or affiliated entities.

1.14 “Released Claims” means any and all claims or causes of action, known or unknown, that have been or could have been asserted by Plaintiffs (or any of them, including Isilon) or by any Isilon stockholders, derivatively on behalf of Isilon, against Isilon, the Individual Defendants (or any of them) and their legal representatives, heirs, successors in interest or assigns, or any of the foregoing, arising out of or relating to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Action. However, the Released Claims do not include the Reserved Claims, as described in paragraph 7.1 herein. The Reserved Claims shall not be dismissed, waived or prejudiced by the Judgment to be rendered by this Court, or by the releases of claims to be accomplished by the Settlement or by anything else in or arising from the Settlement.

1.15 “Released Persons” means each and all of the Individual Defendants and all Related Persons.

1.16 “Settlement” means the settlement and compromise of the Action as provided for herein.

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1.17 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness and reasonableness of the Settlement.

1.18 “Settling Parties” means, collectively, each of the Individual Defendants, Isilon and Plaintiffs, on behalf of themselves and derivatively on behalf of Isilon.

1.19 “Stipulation” means this Stipulation of Settlement.

2.	Settlement Consideration

2.1 After extensive settlement negotiations, Isilon and Plaintiffs have reached an agreement regarding various corporate governance issues, including measures that relate to and address many of the underlying issues in the Action. Isilon acknowledges that the litigation filed by Plaintiffs was a material factor in effecting the corporate governance measures set forth below, and that such measures confer substantial benefits to Isilon and its shareholders. These corporate governance measures shall be implemented within 120 days after the Effective Date and remain in effect for no less than three (3) years.

I.	Board of Directors

1.	The Board shall continue the Company’s current practice providing that the roles of Chief Executive Officer (“CEO”) and Chairman of the Board are separated and that the Chairman is an “independent” director of the Board, based on the independence standard applicable to companies whose shares trade on the NASDAQ National Market. If the Board determines that the Company should change this practice, the Board will disclose the change one quarter before it is implemented absent extraordinary circumstances.

2.	If an Independent Director desires to sit on more than three (3) additional public Company boards, or Isilon’s CEO or Chairman desire to sit on more than one other such board, that person will request approval in advance from the Nominating and Governance Committee, which shall review and report to the board as to whether it is in the Company’s best interests to allow the person to sit on the additional board.

3.	Each standing Committee of the Board shall continue to maintain its own written charter, which shall continue to be made available to the public on the Company’s website and shall require that the Committee meet no fewer than four (4) times per year.

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4.	Each Committee of the Board shall continue to have standing authorization, at their discretion, to obtain legal or other advisors of their choice, who shall report directly to the Committee.

5.	The Board, and all Board Committees, shall continue to keep typed meeting minutes from their regular and/or special meetings, which shall be circulated to the directors prior to the subsequent Board or Board Committee meeting. These minutes shall be kept by the Company for at least ten (10) years.

6.	All Directors shall participate in an initial orientation program upon election to the Board and in continuing education thereafter, in both instances as determined by the Nominating and Governance Committee.

7.	The Board shall adopt a policy that only Independent Directors will serve on the Standing Committees of the Board, the Nominating and Governance, Audit and Compensation Committees. If an Independent Director desires to serve on more than two (2) Standing Board Committees, the Nominating and Governance Committee shall review and report to the board as to whether it is in the Company’s best interests to allow the person to sit on the additional Committee.

II.	Director Independence

1.	At least three-fourths (3/4) of the members of the Board shall be “Independent Directors.” To be deemed an “Independent Director” in any calendar year, a director must satisfy the qualifications provided for companies whose shares trade on the NASDAQ National Market.

III.	Audit Committee

1.	The Audit Committee shall be comprised of no less than three (3) Independent Directors.

2.	At least two audit committee members must be an “audit committee financial expert” within the meaning stipulated by the SEC and satisfy the financial sophistication requirements of NASDAQ.

3.	The Audit Committee Charter shall be revised to provide that, in addition to Isilon’s Audit Committee, Directors shall not serve on the audit committee of more than two (2) other public companies. If any member of the audit committee desires to serve on the audit committee of additional public companies, the Nominating and Governance Committee shall review and report to the board as to whether it is in the Company’s best interests to allow that person to sit on additional audit committees.

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IV.	Compliance Officer

Isilon shall designate a Company officer who shall be responsible for (i) reviewing and monitoring the Company’s existing revenue recognition accounting policies and procedures and (ii) ensuring compliance with applicable laws and regulations, such as Generally Accepted Accounting Principles (“GAAP”), and (iii) providing effective monitoring mechanisms to ensure that such laws and regulations are followed. This officer will work in coordination with the Company’s General Counsel.

V.	Creation of a Disclosure & Controls Committee

1.	Isilon will continue to maintain a management-level Disclosure & Controls Committee (“D&C Committee”) comprised of at least the Company’s General Counsel, Chief Financial Officer and Controller, who shall:

a.	Maintain controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other information that the Company may disclose to the public is recorded, processed, summarized and reported accurately and within the time periods specified in the SEC’s rules and forms;

b.	Evaluate the materiality of information and events relating to or affecting the Company and determine the timing and appropriate method of disclosure of information deemed material; and

c.	Undertake any other duties or responsibilities as the CEO or CFO may from time to time prescribe.

2.	The responsibilities of the D&C Committee shall continue to be:

a.	To implement and monitor the Company’s disclosure controls and procedures;

b.	To evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end;

c.	To report to and advise the CEO and CFO with respect to the certifications they must provide for the Company’s quarterly and annual reports;

d.	To review the preparation and disclosure of the Company’s Exchange Act filings (including Form 10Q, Form 10K, Form 8K, and proxy statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors; and

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e.	To review each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects.

3.	The D&C Committee shall hold regular meetings prior to each annual and quarterly Exchange Act filing and ad-hoc meetings from time to time as directed by the chairperson of the D&C Committee. Representatives of the Company’s independent auditors and other personnel of the Company or representatives of its outside advisors may be invited to attend meetings of the D&C Committee, as deemed necessary or appropriate by the D&C Committee in performing its duties and responsibilities. On a quarterly basis, the D&C Committee Chairperson shall report any concerns regarding disclosure issues to the Audit Committee of the Board.

VI.	Training and Enhanced Policies and Procedures

A.	Training

Isilon will continue to maintain its formal revenue recognition training program for new persons hired into sales, sales operation, and finance/accounting positions. Such training sessions will continue to be led by a combination of the VP Finance, General Counsel, and Controller.

The training shall continue to include (i) accounting principles and rules applicable to revenue recognition; (ii) how to recognize and account for any unique or non-standard terms and conditions applicable to revenue recognition; and, (iii) legal implications of revenue recognition. The substantive materials presented at the training will be approved in advance by the Chairman of the Audit Committee.

B.	Enhanced Policies and Procedures

1.	Isilon shall maintain its revenue recognition policy and related enhancements and internal controls as approved by the Audit Committee in April 2008:

a.	Isilon shall require documented evidence of sell-through for all sales transactions with certain resellers (as determined by the CFO) prior to revenue recognition. Acceptable evidence of sell-through shall include an actual end-user purchase order, directions to “drop ship” the products to an end user, written certification from the reseller indicating the product has sold through, including the end user purchase order number and date, or cash payment or a letter of credit;

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b.	Isilon shall require quarterly certifications by all customer-facing sales personnel, including Sales Engineers, Regional Territory Managers, Area Sales Directors, Channel Sales Managers, Sales VPs and Sales Senior VP. The certifications shall provide that the person has disclosed all non-standard terms and conditions. In addition, the quarterly certification process will remain a key control under Isilon’s Sarbanes-Oxley compliance framework to further monitor and ensure the competence of the quarterly certification process.

2.	Isilon will maintain sales commission plans providing for the deferral of commissions on transactions that include non-standard terms and conditions until cash collection.

3.	Isilon will maintain enhanced processes to assess the creditworthiness of customers:

a.	Isilon will continue to employ an experienced credit and collections manager;

b.	Isilon will prepare written credit assessments for all new customers and channel partners before revenue is recognized on any transaction involving such new customer or partner;

c.	Customers or channel partners with delinquent accounts will be contacted on a routine and systematic basis and, if necessary, escalating collection techniques will be used to secure payment, including credit holds, demand letters and collection litigation.

VII.	Review of Executive Compensation in the Event of a Financial Restatement

If the Company is required to restate its financial statements in the future, the Compensation Committee shall consider and recommend to the board whether any executive officer of the Company should be required to return some or all of any compensation that officer received that was predicated upon the achievement of financial results that were subsequently the subject of a restatement.

3.	Attorneys’ Fees and Expenses

3.1 After negotiation of the material terms of the Settlement including the corporate governance measures set forth above, the Settling Parties engaged in an arm’s-length negotiation regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel for the

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substantial benefits conferred upon Isilon as a result of the Action. The Settling Parties acknowledge that Plaintiffs’ Counsel may, subject to Court approval, recover fees in the amount of $500,000.00 in return for the substantial benefits that have been conferred on Isilon as a result of the Action, and Isilon and the Individual Defendants agree not to contest a fee request by Plaintiffs’ Counsel that does not exceed the foregoing amount (the “Fee and Expense Award”).

3.2 Within seven (7) business days after the Court’s approval of the Settlement and entry of a Judgment, Isilon will pay the Fee and Expense Award to Barroway Topaz Kessler Meltzer & Check, LLP. Each Plaintiffs’ Counsel receiving an allocation of the Fee and Expense Award agrees to make a refund or repayment of the principal amount and any accrued interest thereon it received if and when, as a result of any further order of the Court, appeal, further proceedings on remand, or successful collateral attack, the Settlement does not become Final. Any order or proceeding relating to an award of attorneys’ fees and expenses, or any appeal from or review of any order relating thereto, or any reversal or modification thereof, shall have no effect on the Settlement (including without limitations any payment to Mr. Goldman and/or to Mr. Fuhlendorf referenced in this Settlement) and shall not operate to, or be grounds to, terminate or cancel the Settlement or to affect or delay the finality of the Judgment.

3.3 Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs and expenses, and no Party shall assert any claim for expenses, costs and fees against Plaintiffs or Plaintiffs’ Counsel.

4.	Preliminary Order and Settlement Hearing

4.1 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation and its Exhibits to the Court and apply for entry of the Preliminary Approval Order.

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4.2 Within ten (10) days of the issuance of the Preliminary Approval Order, Isilon shall provide notice of the Settlement to its shareholders by publishing a notice on Form 8-K. The Form 8-K and the Stipulation will be posted on the investor relations page of Isilon’s corporate website. Isilon shall also cause notice of settlement to run, on one occasion of its choosing, in the Investor’s Business Daily publication. Isilon shall be responsible for the cost and dissemination of the Notice to its shareholders after approval of the form by the Court.

4.3 The Settling Parties will request that, after Notice is disseminated, the Court hold the Settlement Hearing and approve the Settlement as set forth herein and enter the Judgment: (a) approving the terms of the Settlement as fair, reasonable and adequate, including attorneys’ fees and expenses in the amount negotiated by the Settling Parties; and (b) dismissing with prejudice all Released Claims against any and all of the Released Persons.

5.	Effective Date of Settlement, Waiver, or Termination

5.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.	approval of the Stipulation by Isilon’s Board of Directors and also of Isilon’s directors’ and officers’ insurers;

b.	entry of the Judgment by the Court in the Action approving the Settlement and dismissing with prejudice the Action, as to the Settling Parties, without awarding costs to any party, except as provided herein;

c.	payment of the Fee and Expense Award; and

d.	the passing of the date upon which the Judgment becomes Final.

5.2 If any of the conditions specified in ¶5.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶5.3 unless counsel for the Settling Parties mutually agree in writing to proceed with the Stipulation.

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5.3 In the event that the Stipulation of Settlement is not approved by the Court, or the Settlement is terminated for any reason: (a) the Settlement will be without prejudice, and none of its terms will be effective or enforceable; (b) the Settling Parties will revert to their litigation positions immediately prior to the execution of the Stipulation; and (c) the fact and terms of this settlement will not be admissible in any trial of this Action.

6.	Releases

6.1 Upon the entry of the Judgment, Plaintiffs, derivatively on behalf of Isilon, and Isilon shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.2 Upon the entry of the Judgment, Isilon and the Individual Defendants shall have, and by operation of the Judgment shall be deemed to have fully, finally, and forever released, relinquished and discharged Plaintiffs and their counsel (other than Isilon and its insurers) of all claims or causes of action, known or unknown, arising out of or relating to the institution, prosecution or settlement of the Action.

6.3 Upon the entry of the Judgment, there shall be deemed an absolute and unconditional mutual release of all Released Claims by and against Isilon and the Individual Defendants (or any of them), on the one hand, and Plaintiffs (or any of them, including Isilon), or any Isilon stockholders, derivatively on behalf of Isilon, on the other hand; provided, however, that neither the Individual Defendants nor Isilon (nor any of them) shall release their respective rights (pursuant to any indemnification agreements, Isilon’s Bylaws, Delaware law, or as an insured or beneficiary under any and all insurance policies issued to Isilon and/or relating to service as an officer or director of Isilon) concerning legal fees and costs incurred in the Action that, as of the Effective Date of the Settlement as defined in the Stipulation in this Action, (i) have been invoiced but are unpaid or (ii) have not yet been invoiced.

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6.4 As of the March 5, 2010 entry of the Court’s Order and Final Judgment Approving Settlement (“Effective Date of the Settlement”) in the Securities Class Action, the Individual Defendants, on the one hand, and Isilon, on the other hand, will absolutely and unconditionally mutually release each other from any and all claims or causes of action, known or unknown, arising out of or relating to Isilon’s advancement of legal fees and costs to the Individual Defendants in connection with the Securities Class Action pursuant to Isilon’s and/or the Individual Defendants’ indemnification agreements, Isilon’s Bylaws or Delaware law; provided, however, that neither the Individual Defendants, nor Isilon (nor any of them) shall release their respective rights (pursuant to any indemnification agreements, Isilon’s Bylaws, Delaware law, or as an insured or beneficiary under any and all insurance policies issued to Isilon and/or relating to service as an on-officer or director of Isilon) concerning legal fees and costs incurred in the Securities Class Action that, as of the Effective Date of the Settlement as defined in the Stipulation in the Securities Class Action, (i) have been invoiced but are unpaid or (ii) have not yet been invoiced.

6.5 Notwithstanding any other provision, the Individual Defendants and Isilon (and each of them) are not releasing their respective rights (pursuant to any indemnification agreements, Isilon’s Bylaws, Delaware law, or as an insured or beneficiary under any and all insurance policies) relating to any or all of (1) In the Matter of Isilon Systems, Inc., MSF-3304, (2) S.E.C. v. Fuhlendorf, Civil Action No. 2:09-cv-1292 (W.D. Wa.), or (3) any other investigation, claim or matter that will give rise to rights under any indemnification agreements, Isilon’s Bylaws, or Delaware law, or as an insured or beneficiary under any and all insurance policies issued to Isilon and/or relating to service as an officer or director of Isilon.

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 16 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

7.	Miscellaneous Provisions

7.1 Payment to Goldman. Within not more than 7 days after the Court’s approval of the Settlement and entry of a Judgment of Dismissal with Prejudice of the Action, Isilon shall pay defendant Steve Goldman a severance of $175,000.02 and COBRA reimbursements of $7,435.07, as called for under Mr. Goldman’s employment agreement dated July 17, 2003, subject to Mr. Goldman’s obligation to repay such payments if an appeal is taken and the severance and COBRA reimbursement payments are later modified or disapproved, in whole or in part. Goldman’s repayment obligation is without waiver of or prejudice to, the Reserved Claims described below.

a.	Reserved Claims. Goldman has claims against Isilon that payment of $175,000.02 and COBRA reimbursements of $7,435.07, plus interest at the rate of 12% per annum as provided under Washington law, are monies past due to him, some or all of which amounts are now subject to doubling by reason of willful failure to pay money due by reason of employment, and for Mr. Goldman’s recovery of the costs of suit and a reasonable sum for attorneys’ fees, all under RCW Title 79 and other applicable Washington law. Isilon currently disputes the merits of the Reserved Claims.

b.	Agreement Not to Contest. Plaintiffs (including Isilon) and all Isilon stockholders, derivatively on behalf of Isilon, agree not to contest either (1) the payment of $175,000.02 and the reimbursement of $7,435.07, or (2) any later decision by Isilon to pay part or all of the Reserved Claims.

7.2 Payment to Fuhlendorf. Fuhlendorf has asserted he has claims or potential claims against Isilon not filed in this Action arising out of his employment and termination of same, as well as arising from post–employment activities. Isilon, while denying those claims, has agreed to a separate settlement with Fuhlendorf that includes a payment to Fuhlendorf of $127,000 at the time the Settlement of the Action is completed and approved, and a separate mutual release of claims (excluding certain ongoing rights and responsibilities, e.g., rights and obligations under and/or related to the indemnification agreement between Isilon and Fuhlendorf). Plaintiffs (including Isilon) and all Isilon shareholders, derivatively on behalf of Isilon, agree not to contest this payment.

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 17 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

7.3 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.4 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Settling Parties as to the merits of any claim, allegation or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

7.5 Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is, or may be deemed to be, or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, jurisdiction over, fault, wrongdoing or liability of any of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other Person in any other actions or proceedings, whether civil, criminal or administrative.

7.6 The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 18 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

7.7 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.9 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. By way of example and not limitation, the Settlement, when Final, shall replace and supersede the Settling Parties’ earlier Memorandum of Understanding, filed with the Court on June 8, 2010. Except as otherwise provided herein and subject to applicable indemnities and policies of insurance, each of the Settling Parties shall bear their own costs.

7.10 Plaintiffs’ Counsel, derivatively on behalf of Isilon, are expressly authorized by Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by Plaintiffs to enter into any modifications or amendments to the Stipulation that they deem appropriate on behalf of Plaintiffs.

7.11 Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so on behalf of that Settling Party. Moreover, each Settling Party hereby warrants that such Person has the full authority to enter into this Stipulation.

7.12 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 19 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

7.13 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.14 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the settlement embodied in the Stipulation.

7.15 This Stipulation and the Exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Washington, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Washington without giving effect to that State’s choice-of-law principles.

7.16 Neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated Aug. 10, 2010.

Aug. 10, 2010	LAW OFFICES OF CLIFFORD A. CANTOR, P.C.

s/ Clifford Cantor
Clifford A. Cantor, WSBA # 17893
627 208th Ave. SE
Sammamish, WA 98074
(425) 868-7813
Liaison Counsel for Plaintiffs

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 20 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

Aug. 10, 2010	BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

/s/ Eric Zagar
Eric Zagar
280 King of Prussia Rd. Radnor, PA 19087 (610) 667-7706 Lead Counsel for Plaintiffs

Aug 9, 2010	LANE POWELL

/s/ Milo Petranovich
Kenneth Davis, WSBA # 21928
Milo Petranovich 601 SW Second Ave, Ste 2100 Portland OR 97204 (503) 778-2100 Counsel for Nominal Defendant Isilon Systems, Inc.

Aug 9, 2010	WILSON SONSINI GOODRICH & ROSATI

/s/ Chris Nelson
Barry Kaplan, WSBA # 8661
Chris Nelson, WSBA # 39600
701 Fifth Ave, Ste 5100 Seattle WA 98104-7036 (206) 883-2500 Counsel for Defendants Patel, Ruckelshaus, Fidelman, Jurgensen, McAdoo, Richardson, McIlwain

Aug 10, 2010	MCNAUL EBEL NAWROT & HELGREN

/s/ Peter Vial, by Cliff Cantor with e-mail authorization
Robert Sulkin, WSBA # 15425
Peter Vial, WSBA # 6408
600 University St, Ste 2700 Seattle WA 98101 (206) 467-1816 Counsel for Defendant Goldman

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 21 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870

August 9, 2010	DORSEY & WHITNEY LLP

/s/ Curt Hineline
Peter Ehrlichman, WSBA # 6591 Curt Hineline, WSBA # 16317 1420 Fifth Ave, Ste 3400 Seattle WA 98101-4010 (206) 983-8800 Counsel for Defendant Fuhlendorf

STIPULATION OF SETTLEMENT No. 08-2-09536-3 SEA	- 22 -	LAW OFFICES OF CLIFFORD A. CANTOR, P.C. 627 208th Ave. SE Sammamish, WA 98074-7033 Tel: (425) 868-7813 • Fax: (425) 868-7870